As filed with the Securities and Exchange Commission on November 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSENSUS CLOUD SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1139414
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor

Los Angeles, California 90017

(Address of Principal Executive Offices, Zip Code)

CONSENSUS CLOUD SOLUTIONS, INC. AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

R. Scott Turicchi

Chief Executive Officer

700 S. Flower Street, 15th Floor

Los Angeles, California

(323) 860-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2000 Avenue of the Stars Suite 1200N

Los Angeles, CA 90067-4700

(310) 551-8746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Consensus Cloud Solutions, Inc., a Delaware corporation (the “Registrant”) for the purpose of registering an additional 1,510,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”). This Registration Statement relates to such shares of Common Stock authorized to be issued under the Plan, which shares are in addition to the 4,000,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on October  8, 2021 (File No. 333-260130) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be delivered to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	Amended and Restated 2021 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, registration number 001-40750, filed with the SEC on October 8, 2021.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, registration number 001-40750, filed with the SEC on October 8, 2021.
(3)

Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, registration number 001-40750, filed with the SEC on August 7, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of November, 2026.

CONSENSUS CLOUD SOLUTIONS, INC.

By:	/s/ R. Scott Turicchi
Name:	R. Scott Turicchi
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints R. Scott Turicchi, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ R. Scott Turicchi R. Scott Turicchi	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2026

/s/ Adam Varon Adam Varon	Chief Financial Officer (Principal Financial Officer)	November 5, 2026

/s/ Karel Krulich Karel Krulich	Chief Accounting Officer (Principal Accounting Officer)	November 5, 2026

/s/ Douglas Y. Bech Douglas Y. Bech	Director	November 5, 2026

/s/ Elaine Healy Elaine Healy	Director	November 5, 2026

/s/ Stephen Ross Stephen Ross	Director	November 5, 2026

/s/ Nate Simmons Nate Simmons	Director	November 5, 2026

/s/ Pamela Sutton-Wallace Pamela Sutton-Wallace	Director	November 5, 2026